UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2006
Date of Report (Date of earliest event reported)

MOBILEMAIL (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51855	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 5.18, 130 Shaftesbury Avenue
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+44(0) 20 7031 1185
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Matters

Mobilemail (US) Inc. (“we” or the “Company”) has entered into a letter of intent with Oy Tracebit AB (”Tracebit”) and Tracebit Holding Oy (the “Principal Shareholder”) dated October 30, 2006. Tracebit is a Finland based content provider and publisher in mobile entertainment focusing particularly on J2ME and BREW games.

The letter of intent contemplates the acquisition by us of all of the issued and outstanding shares of Tracebit from the Principal Shareholder and the other shareholders of Tracebit in consideration for the issuance of 8,168,400 shares of our common stock, representing approximately 20% of our currently issued and outstanding shares of common stock. The closing of the proposed acquisition would be subject to the completion by us of our previously announced private placement financing of 4,000,000 shares of our common stock at a price of US$0.25 per share for total proceeds of US$1,000,000, which private placement is contemplated to close on or before December 31, 2006. In turn, closing of the acquisition agreement would follow within five business days of the satisfaction of all conditions precedent to closing and, in any event, no later than December 31, 2006.

If the acquisition is completed, representatives of Tracebit will be appointed to our board of directors and management team such that the officers and directors of the Company will be as follows:

Name of Director	Office
Gary Flint	Director
Peter Ahman	President, Chief Executive Officer, Chief Financial Officer and Director
Simon Adahl	Chief Marketing Officer
Miro Wikgren	Chief Technical Officer and Director

Each party has agreed to negotiate a definitive share exchange agreement which will set forth the terms and conditions of the share exchange. The letter of intent will terminated and be of no further force or effect unless a definitive agreement is executed on or before November 30, 2006. Until such time as a definitive agreement is signed, none of the parties to the letter of intent will be legally bound to complete the acquisition transaction. There is no assurance that we will be able to conclude and enter into a definitive share exchange agreement for the acquisition of Tracebit. Further, even if we do enter into a definitive agreement, there is no assurance that we will complete the required financing or that the other conditions to closing of the acquisition will be satisfied.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Letter of Intent and the transactions contemplated thereby and is qualified in its entirety by reference to the Letter of Intent, a copy of which is attached to this current report as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits

(a)            Financial Statements of Business Acquired.

Not applicable.

(b)            Pro forma Financial Information.

Not applicable.

(c)            Shell Company Transaction.

Not applicable.

(d)            Exhibits.

Exhibit Number	Description of Exhibit
99.1	Letter of Intent entered into between the Company and Oy Tracebit AB dated October 30, 2006
99.2	Press Release of the Company, dated October 31, 2006

3.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEMAIL (US) INC.

/s/ Gary Flint
Date: November 6, 2006	By:
Gary Flint
President and Chief Executive Officer

4.